EXHIBIT 10.2
FIRST AMENDMENT TO
OWNERSHIP LIMIT WAIVER AGREEMENT

This FIRST AMENDMENT TO OWNERSHIP LIMIT WAIVER AGREEMENT is entered into on August 10, 2022, by and between New York City REIT, Inc. (the “Company”) and Bellevue Capital Partners, LLC (“Bellevue”).

RECITALS

WHEREAS, the Company and Bellevue entered into that certain Ownership Limit Waiver Agreement, dated as of February 4, 2022 (as amended, modified or supplemented from time to time, the “Waiver Agreement”).

WHEREAS, the parties thereto desire to amend the Waiver Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Amendment to Section 1.1 of the Waiver Agreement.

a.Section 1.1 of the Waiver Agreement is hereby amended by deleting all references to “20%” set forth therein and replacing such references with “21%”.

b.Section 1.1 of the Waiver Agreement is hereby further amended by deleting the words “, and provided that Bellevue may only itself purchase and itself actually own up to 17.5% of Common Stock (the “Bellevue Actual Ownership Limit”)” set forth therein.

2.Amendment to Section 1 of the Waiver Agreement. Section 1 of the Waiver Agreement is hereby amended to add the following Section after the current Section 1.1. All subsequent Sections within Section 1 of the Waiver Agreement, starting with current Section 1.2, are amended solely for the purpose of being renumbered accordingly.

“1.2 Notwithstanding anything contained herein to the contrary, including Section 1.1 hereof, Bellevue may elect to increase the Excepted Holder Limit to up to 25% upon being advised by Proskauer Rose LLP, outside counsel to the Company, that Proskauer Rose LLP is prepared to render an opinion, that, among other things, the Company’s actual and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under Sections 856 through 860 of the Code notwithstanding the increase in the Excepted Holder Limit to up to 25%.”

3.Amendment to Section 1.4 of the Waiver Agreement. Section 1.4 of the Waiver Agreement is hereby amended to add “and Section 1.2” after “Section 1.1”.
4.Amendment to Waiver Agreement. The Waiver Agreement is hereby amended by deleting all references to “Bellevue Actual Ownership Limit” set forth therein and replacing such references with “Excepted Holder Limit”.

5.Miscellaneous. Except as expressly modified hereby, the terms of the Waiver Agreement shall remain in full force and effect as written. Any capitalized term used in this amendment and not otherwise defined herein, shall have the meaning ascribed to such term in the Waiver Agreement. This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this amendment to the other party upon request.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

NEW YORK CITY REIT, INC.

By:	/s/ Christopher J. Masterson
	Name: Title:	Christopher J. Masterson Chief Financial Officer and Treasurer
BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ James Tanaka
	Name: Title:	James Tanaka Authorized Signatory

[Signature Page to First Amendment to Ownership Limit Waiver Agreement (Bellevue)]